            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial
Highlights" and "Independent Registered Public Accounting Firm" in the
Prospectus included in Pre-Effective Amendment No. 1 to the Registration
Statement (Form N-2, No. 333-132525) of The Thai Fund, Inc.

We also consent to the incorporation by reference into the Prospectus of our report, dated February 13, 2006, with respect to the financial statements of The
Thai Fund, Inc. included in the Annual Report to Stockholders for the fiscal year ended December 31, 2005.

                                                          /s/ Ernst & Young LLP

Boston, Massachusetts
May 17, 2006